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                                  Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements of Scientific Games Holdings Corp. listed below of our report dated April 25, 1996, with respect to the consolidated financial statements of Scientific Games International Limited (formerly Opax International Limited), included in its Current Report on Form 8-K dated December 16, 1996 filed with the Securities and Exchange Commission.

- Registration Statement No. 33-78322 on Form S-8 dated April 29, 1994 and related Prospectus
- Registration Statement No. 33-78324 on Form S-8 dated April 29, 1994 and related Prospectus
- Registration Statement No. 33-78326 on Form S-8 dated April 29, 1994 and related Prospectus
- Registration Statement No. 33-78328 on Form S-8 dated April 29, 1994 and related Prospectus
- Registration Statement No. 33-78330 on Form S-8 dated April 29, 1994 and related Prospectus
- Registration Statement No. 33-90948 on Form S-8 dated April 5, 1995 and related Prospectus
- Registration Statement No. 33-90950 on Form S-8 dated April 4, 1995 and related Prospectus
- Registration Statement on Form S-8 dated April 1, 1996 and related Prospectus pertaining to the Scientific Games Savings and Investment Plan
- Registration Statement No. 333-05847 on Form S-8 dated June 12, 1996 and related Prospectus



                                                            ERNST & YOUNG



Leeds, England
October 1, 1996